Exhibit 10.1

AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT

This Amendment No. 1 to Investor Rights Agreement (this “Amendment No. 1”) is made this 5th day of February, 2013, by and among Western Digital Corporation, a Delaware corporation (the “Company”), and Hitachi, Ltd., a company incorporated under the laws of Japan (the “Investor”) (each, a “Party” and, collectively, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Investor Rights Agreement (as defined below).

WHEREAS, the Parties entered into an Investor Rights Agreement as of March 8, 2012 (the “Investor Rights Agreement”); and

WHEREAS, the Parties desire to amend the Investor Rights Agreement as reflected herein.

NOW, therefore, in exchange for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Section 4.01(a) of the Investor Rights Agreement. The first sentence of Section 4.01(a) of the Investor Rights Agreement is hereby amended and restated in its entirety to read as follows. For clarity, the balance of Section 4.01(a) is unchanged.

“On or before August 28, 2013 (the “Shelf Date”), so long as the Company is eligible to do so, the Company shall file with the SEC a Registration Statement providing for registration and resale, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, of all of the Registrable Securities; provided that such obligation shall be satisfied if the Company shall have in effect an automatically effective shelf registration statement on Form S-3ASR (or any comparable or successor form or forms then in effect) (an “Existing Shelf Registration Statement”) as of the Shelf Date (any such registration statement, a “Shelf Registration Statement”) that covers resale of the Registrable Securities; provided, further, that, for the avoidance of doubt, the existence of an Existing Shelf Registration Statement shall not have any effect on the restrictions set forth in Section 3.03.”

2.	Section 4.02(a) of the Investor Rights Agreement. The first sentence of Section 4.02(a) of the Investor Rights Agreement is hereby amended and restated in its entirety to read as follows. For clarity, the balance of Section 4.02(a) is unchanged.

“At any time following the Shelf Date, if the Company is unable to file, cause to be effective or maintain the effectiveness of a Shelf Registration Statement as required under Section 4.01, the Investor shall have the right, by delivering a written notice to the Company (a “Demand Notice”), to require the Company to register under and in accordance with the provisions of the Securities Act the number of Registrable Securities Beneficially Owned by the Investor and requested by such Demand Notice to be so registered (a “Demand Registration”); provided, however, that the Company shall not be required to effect more than three (3) Demand Registrations for underwritten offerings pursuant to this Section 4.02(a); provided, further, that the Investor shall not be entitled to deliver to the Company more than two (2) Demand Registrations in any twelve (12) month period; and provided, further, that a Demand Registration may not be made until at least one hundred and twenty (120) days after the date of a prior Demand Registration, and, in any event, a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by the Investor is reasonably expected to result in aggregate gross cash proceeds in excess of Fifty Million Dollars ($50,000,000) (without regard to any underwriting discount or commission); and provided, further, that the Investor shall not be entitled to request more than three (3) Company Supported Distributions in the aggregate (including underwritten Demand Registrations).”

3.	Effect on the Investor Rights Agreement. This Amendment No. 1 shall not constitute a waiver, amendment or modification of any provision of the Investor Rights Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Investor Rights Agreement are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the date hereof, each reference in the Investor Rights Agreement to “this Agreement”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the Investor Rights Agreement as amended hereby, although it shall not alter the dates as of which any provision of the Investor Rights Agreement speaks. For example, phrases such as “as of the date hereof” and “as of the date of this Agreement” shall continue to refer to March 8, 2012, the date that the Investor Rights Agreement was originally executed. To the extent that a provision of this Amendment No. 1 conflicts with or differs from a provision of the Investor Rights Agreement, such provision of this Amendment No. 1 shall prevail and govern for all purposes and in all respects.

4.	Miscellaneous. Sections 6.01, 6.04, 6.05, 6.07, 6.10, 6.13 and 6.14 of the Investor Rights Agreement are incorporated herein by reference.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 1 to be duly executed by their respective authorized officers on the day and year first above written.

“COMPANY”

WESTERN DIGITAL CORPORATION

By:	/s/ Wolfgang Nickl
Wolfgang Nickl
Executive Vice President And Chief Financial Officer

“INVESTOR”

HITACHI, LTD.

By:	/s/ Toyoki Furuta
Toyoki Furuta
General Manager Business Development Office